NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF CONMED CORPORATION FOR WHICH THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE EXERCISABLE MAY BE OFFERED OR SOLD ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THOSE REGISTRATION REQUIREMENTS. ACCORDINGLY, THE HOLDER OF THIS WARRANT CERTIFICATE SHALL NOT BE ENTITLED TO TRANSFER OR EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF SUCH TRANSFER OR EXERCISE, (1) A REGISTRATION STATEMENT UNDER THE ACT RELATING TO THE WARRANTS OR THE WARRANT SHARES, AS THE CASE MAY BE, HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC, OR (2) THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.


                               CONMED CORPORATION

                        Warrant to Purchase Common Stock

         CONMED CORPORATION, a New York corporation (the "Company"), hereby certifies that, for value received, Bristol-Myers Squibb Company, a Delaware corporation, the registered holder hereof, or its registered and permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant Certificate, at any time or times on or after the date hereof but not after 5:00 P.M., New York City time, on the Expiration Date (as defined herein), One Million (1,000,000) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of Common Stock (as defined herein) of the Company at an initial Warrant Exercise Price of $34.23 per share in cash (as adjusted and readjusted from time to time as provided in Section 4 of this Warrant Certificate).

                                   DEFINITIONS

         Section 1. (a) Definitions. The following words and terms as used in this Warrant Certificate shall have the following meanings:

         "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

         "Business Day" means a day other than a Saturday, a Sunday, a day on which banking institutions in The City of New York are authorized or obligated by law or required by executive order to be closed, or a day when the New York Stock Exchange or NASDAQ National Market System is closed.

         "Closing Price" means, for each Business Day, with respect to the Common Stock or any other security the last reported sale price regular way on the principal national securities exchange on which the Common Stock (or such other security) is listed or admitted for trading, or, if the Common Stock (or such other security) is not so listed or admitted for trading on a national securities exchange, on the NASDAQ National Market System or, if the Common Stock (or such other security) is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose or, if the Common Stock (or such other security) is not traded in the over-the-counter market, the Fair Market Value per share of the Common Stock (or such other security) as determined by the Board of Directors of the Company in good faith.

         "Common Stock", when used with reference to stock of the Company, means all shares now or hereafter authorized of any class of the common equity of the Company and stock of any other class into which such shares may hereafter have been changed and other rights or securities convertible into or exchangeable or exercisable for shares of Common Stock.

         "Convertible Securities" mean any securities issued by the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

         "Current Market Value" per share of Common Stock or any other security at any date means, on any date of determination, the average of the Closing Prices of the Common Stock (or such security) for the 20 consecutive Business Days selected by the Board of Directors of the Company commencing no more than 30 Business Days before and ending no later than the day before the day in question.

         "Expiration Date" means December 31, 2007 or such later date as provided in Section 7.

         "Holder" means any Person owning of record a Warrant Certificate.

         "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Stock Purchase Agreement" means the Stock and Asset Purchase Agreement, dated as of November 26, 1997, between Bristol-Myers Squibb Company and the Company, as the same may be amended, modified or supplemented from time to time.

         "Warrant Exercise Price" shall initially be $34.23 per share and shall be adjusted and readjusted from time to time as provided in Section 4 of this Warrant Certificate.

         (b) Other Definitional Provisions.

         (i) Except as otherwise specified herein, all references herein (A) to any Person other than the Company, shall be deemed to include such Person's permitted successors and assigns, (B) to the Company, shall be deemed to include the Company's successors and (C) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

         (ii) When used in this Warrant Certificate, the words "herein", "hereof" and "hereunder", and words of similar import, shall refer to this Warrant Certificate as a whole and not to any provision of this Warrant Certificate, and the words "Section", "Schedule" and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant Certificate, in each case unless otherwise specified.

         (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         Section 2. Exercise of Warrant Certificate. Subject to the terms and conditions hereof, this Warrant Certificate may be exercised, in whole or in part, at any time during normal business hours on or after the opening of business on the date hereof but not after 5:00 P.M., New York City Time, on the Expiration Date. The rights represented by this Warrant Certificate may be exercised by the Holder hereof, in whole or from time to time in part (except that this Warrant Certificate shall not be exercisable as to a fractional share), by (i) delivery of a written notice in the form of the Subscription Notice attached as Exhibit A, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant Certificate is being exercised in cash or by check, for the number of Warrant Shares as to which this Warrant Certificate shall have been exercised, (iii) the surrender of this Warrant Certificate, properly endorsed, at the principal office of the Company in Utica, New York (or at such other agency or office in the United States of the Company as the Company may designate by notice to the Holder hereof), and (iv) if the Warrant Shares issuable upon the exercise of the rights represented by this Warrant Certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), delivery to the Company by such Holder of an opinion of counsel experienced in such matters to the effect that such issuance may be effected without registration under the Securities Act. In the event of any exercise of the rights represented by this Warrant Certificate, a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder hereof, shall be delivered to, or as directed by, such Holder within a reasonable time, not exceeding 10 days, after such rights shall have been exercised. Unless the rights represented by this Warrant Certificate shall have expired or have been fully exercised, the Company shall issue a new Warrant Certificate to the Holder thereof identical in all respects to this Warrant Certificate except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant Certificate, less the number of Warrant Shares with respect to which this Warrant Certificate was exercised. Upon completion of the Subscription Notice attached as Exhibit A, the Person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant Certificate shall for all purposes be deemed to have become the Holder of such Warrant Shares immediately prior to the close of business on the date on which this Warrant Certificate was surrendered and payment of the amount due in respect of such exercise was made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the Holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open; provided that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period of longer than 5 consecutive Business Days.

         Section 3. Covenants as to Common Stock. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and nonassessable by the Company, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant Certificate and that the par value of said shares will at all times be less than the applicable Warrant Exercise Price.

         If any shares of Common Stock reserved or to be reserved to provide for the exercise of the rights then represented by this Warrant Certificate require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued, then the Company covenants that it will in good faith and as soon as reasonably practicable endeavor to secure such registration or approval, as the case may be.

         Section 4. Adjustments. The number of Warrant Shares that may be purchased upon the exercise of this Warrant Certificate (the "Exercise Rate") and the Warrant Exercise Price will be subject to adjustment from time to time upon the occurrence of the events enumerated in Section 4(a). Where, as a result of the adjustments set forth below, the term "Common Stock" refers to more than one class of securities, the adjustment provisions of this Section 4 shall be equitably applied to achieve as nearly as practicable the intended result as evidenced by the text of the adjustment provisions.

         (a) Specific Adjustments.

         (i) If at any time after the date hereof, the Company:

              (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

              (2) subdivides its outstanding shares of Common Stock into a larger number of shares;

              (3) combines its outstanding shares of Common Stock into a smaller number of shares;

              (4) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock;

              (5) distributes to all holders of its Common Stock any of its assets, debt securities or capital stock or any rights, options or warrants to purchase assets, debt securities or capital stock of the Company (including distributions of cash, but excluding (A) distributions of capital stock referred to in clauses (1), (2), (3) and (4) above and distributions of rights, options or warrants referred to in clause (6) below, (B) the issuance of any rights issued under a stockholders rights plan adopted by the Company's Board of Directors and (C) cash dividends or other cash distributions, individually or in the aggregate, not materially in excess of the amount established under any regular cash dividend policy established hereafter by the Company (materially for purposes of this clause being intended to connote per share significance in proportion to the Current Market Value per share at the date in question)); or

              (6) distributes or issues rights, options or warrants to all holders of its Common Stock (other than the issuance of any rights issued under a stockholders rights plan adopted by the Board of Directors) entitling them to purchase shares of Common Stock at a price per share less than the Current Market Value per share as of the record date for such issuance;

then, (ii) in the case of:

         (1) an event described in any of clauses (i)(1), (2), (3) and (4) above, (i) the number of shares of Common Stock for which this Warrant Certificate is exercisable shall be adjusted to equal (A) the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately before the occurrence of any such event, (B) multiplied by a fraction, (aa) the numerator of which is the total number of shares of Common Stock outstanding immediately after the occurrence of such event, and (bb) the denominator of which is the total number of shares of Common Stock outstanding immediately before the occurrence of such event, and (2) the Warrant Exercise Price shall be adjusted to equal (A) the Warrant Exercise Price immediately before the occurrence of any such event, (B) multiplied by a fraction, (aa) the numerator of which is the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately before the adjustment, and (bb) the denominator of which is the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately after the adjustment; and

         (2) an event described in clause (i)(5) above, (i) the number of shares of Common Stock for which this Warrant Certificate is exercisable shall be adjusted to equal (A) the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately before the occurrence of any such event, (B) multiplied by a fraction, (aa) the numerator of which shall be the Current Market Value per share of Common Stock on the record date for the dividend or distribution, and
         (bb) the denominator of which shall be the Current Market Value of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of any such cash so distributed and the fair value (as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution, a copy of which shall be delivered to all Holders upon request of any Holder) of any and all such shares of capital stock, assets, debt securities, rights, options or warrants so distributed, and (ii) the Warrant Exercise Price shall be adjusted to equal (A) the Warrant Exercise Price in effect immediately before the occurrence of any such event, (B) multiplied by a fraction, (aa) the numerator of which is the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately before the adjustment, and (bb) the denominator of which is the number of shares for which this Warrant Certificate is exercisable immediately after the adjustment; and

         (3) an event described in clause (i)(6) above, (i) the number of shares of Common Stock for which this Warrant Certificate is exercisable shall be adjusted to equal (A) the number of shares of Common Stock for which this Warrant Certificate was exercisable immediately before any such issuance, (B) multiplied by a fraction, (aa) the numerator of which is the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and (bb) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options or warrants) would purchase at the then Current Market Value per share of Common Stock, and (ii) the Warrant Exercise Price shall be adjusted so that it equals (A) the Warrant Exercise Price in effect immediately before such issuance, (B) multiplied by a fraction, (aa) the numerator of which is the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately before such adjustment and (bb) the denominator of which is the number of shares of Common Stock for which this Warrant Certificate is exercisable immediately after such adjustment. Upon the expiration of any rights, options or warrants which resulted in adjustments pursuant to this
         Section 4(a)(ii)(3), if any thereof shall not have been exercised, the number of Warrant Shares and the Warrant Exercise Price shall be readjusted as if (Y) the only additional shares of Common Stock offered for subscription or purchase were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options or warrants and (Z) the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company would purchase at the Current Market Value per share of Common Stock used in clause
         (i)(B)(bb) above were the total number of shares of Common Stock which the aggregate consideration actually received by the Company would have purchased at the Current Market Value per share of Common Stock on the record date for such distribution or issuance; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of this Warrant Certificate or increase the Warrant Exercise Price by an amount in excess of the amount of the respective adjustment initially made in respect of the issuance of such rights, options or warrants.

         The adjustments referred to above shall become effective immediately after the record date therefor in the case of a dividend or distribution described in clauses (i)(1) or (5), and immediately after the effective date in the case of a subdivision, combination, classification, issuance or other event described in clauses (i)(2), (3), (4) or (6).

         Notwithstanding any other provision hereof, the Warrant Exercise Price with respect to the issuance of any Warrant Share shall not be less than $.01 per share.

         (iii) The adjustments described in Section 4(a)(ii) above shall be made successively whenever any event listed in Section 4(a)(i) above occurs.

               (b) When No Adjustment Required. To the extent this Warrant Certificate becomes convertible or exercisable into cash pursuant to Section 4(d), no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

               (c) Notice of Certain Transactions. If: (i) the Company takes any action that would require an adjustment in the Exercise Rate and the Warrant Exercise Price pursuant to subsection (a) of this Section 4, or (ii) the Company takes any action that would require a Supplemental Agreement pursuant to subsection (d) of this Section 4, the Company shall mail to Holders a notice stating the record date for any dividend, distribution or rights or the effective date of any issuance, subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution and shall briefly indicate the expected effect of such action on the Common Stock and on the number and kind (or the means of computing the number and kind) of any other shares of stock and on the other property, if any, and the number (or the means of computing the number) of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant Certificate and the Warrant Exercise Price (or the means of computing the Warrant Exercise Price) after giving effect to any adjustment pursuant to Section 4(a) which will be required as a result of such action. The Company shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

               (d) Consolidation, Merger or Reorganization of the Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction this Warrant Certificate shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder hereof would have owned immediately after the consolidation, merger, transfer or lease if the Holder hereof had exercised this Warrant Certificate immediately before the effective date of the transaction and assuming such Holder, as a holder of Common Stock of the Company, failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other assets receivable upon such consolidation, merger, transfer or lease (provided that if the kind or amount of securities, cash and other assets receivable upon such consolidation, merger, sale, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, transfer or lease by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall have not been exercised ("non-electing share"), then for the purpose of this Section

4 the kind and amount of securities, cash and other assets receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Concurrently with the consummation of such transaction, the entity formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a Supplemental Agreement (as defined in Section 19) so providing and further providing for adjustments in the future which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section 4.

         If the issuer of securities deliverable upon exercise of this Warrant Certificate under the Supplemental Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the Supplemental Agreement.

         Notwithstanding the first paragraph of this subsection (d), in the case of any merger, reverse stock split, or other transaction in which the publicly held Common Stock, if any, shall be converted into the right to receive a consideration consisting solely of cash, (x) the right to exercise this Warrant Certificate for Warrant Shares shall terminate and (y) each Holder, without having to take any other action than the surrendering of this Warrant Certificate to the Company, shall receive an amount equal to the amount (if any) by which the price per share payable to, or which would be received by, any public holder of Common Stock in connection with such transaction exceeds the Warrant Exercise Price effective at that time.

         If this subsection (d) applies, subsection (a) of this Section 4 shall not apply.

         (e) When Issuance or Payment May Be Deferred. In any case in which
Section 4(a) shall require that an adjustment in the Exercise Rate and Warrant Exercise Price be made effective as of a record date or other effective date for a specified event, the Company may elect to defer until immediately after the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date or other effective date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and Warrant Exercise Price effective immediately prior to such record date or other effective date and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (f) Notice of Adjustment. Whenever the Exercise Price of the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Holder hereof a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations was required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant Certificate after giving effect to such adjustment.

         Section 5. Notice of Certain Events. In case at any time:

         (a) the Company shall pay any dividend upon, or make any distribution in respect of, its Common Stock in shares of Common Stock;

         (b) the Company shall propose to register any of its Common Stock under the Securities Act in connection with a public offering of such Common Stock (other than with respect to a registration statement filed on Form S-4, Form S-8 or such other similar form then in effect under the Securities Act);

         (c) there shall be any capital reorganization, or reclassification of the capital stock, of the Company, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation;

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company shall propose to make a tender offer or exchange offer with respect to Common Stock;

then, in any one or more of said cases, the Company shall give notice to the Holder hereof of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or
(ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be, and shall briefly indicate the expected effect of such action on the Common Stock and on the number and kind (or the means of computing the number and kind) of any other shares of stock and on the other property, if any, and the number (or the means of computing the number) of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant Certificate and the Warrant

Exercise Price (or the means of computing the Warrant Exercise Price) after giving effect to any adjustment pursuant to Section 4(a) or 4(e), as the case may be, which will be required as a result of such action. Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least twenty (20) days prior to the action in question in the case of an action specified in clause (ii).

         Section 6. No Change in Warrant Certificate Terms on Adjustment. Irrespective of any adjustment in the Exercise Rate and the Warrant Exercise Price, this Warrant Certificate, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares as are stated herein and the Exercise Rate and the Warrant Exercise Price shall be deemed to have been so adjusted.

         Section 7. Registration Rights. The Company covenants and agrees as follows:

         (a) Definitions. For purposes of this Section 7:

         (i) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

         (ii) The term "Registrable Securities" means (A) the Warrant Shares and
     (B) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of this Warrant Certificate or the Warrant Shares, in each case held by the Securities Holder (as defined below);

         (iii) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to the then exercisable or convertible securities which upon issuance would be, Registrable Securities; and

         (iv) The term "Securities Holder" means any holder of Registrable Securities.

         (b) Demand Registration.

         (i) If at any time prior to the earlier of (x) December 31, 2007 (as such date may be extended pursuant to subsection (iv)) and (y) the date on which the Securities Holders have effectively registered and sold all of the Registrable Securities (such earlier time referred to as the "Registration Expiration Date"), the Company shall receive a written request from the Securities Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering such number of Registrable Securities specified by them, then the Company shall, subject to the limitations of this Section 7(b), use its reasonable best efforts consistent with the terms contained in this Section 7 to effect the registration under the Securities Act of all Registrable Securities which such Securities Holders request to be registered within 120 days of the receipt of such request or as soon as reasonably practicable thereafter.

         (ii) If the Securities Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this
     Section 7(b). The Securities Holders shall (together with the Company as provided in subsection 7(d)(iv)) enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Securities Holders, with the consent of the Company, which shall not be unreasonably withheld. The Company and holders of shares other than Registrable Securities who hold registration rights granted to them by the Company may participate in any offering hereunder, at the expense of the Company or such other Persons, to the extent permitted by law and as may be limited by the next succeeding sentence. Each of the holders of shares other than Registrable Securities may register shares of Common Stock pro rata in accordance with its respective ownership interest in the Company, provided, that all of the Registrable Securities for which a demand has been made shall be registered and sold before any other shares of Common Stock may be sold. Notwithstanding any other provision of this Section 7(b), if the managing underwriter advises in writing the holders of shares other than Registrable Securities having such registration rights that marketing factors require a limitation of the number of shares to be underwritten, then all Registrable Securities for which a demand for registration has been made shall be included in the registration before any share of such holder are included and the number of shares, if any, of each of such holders shall be so limited pro rata based on a fraction, the numerator of which shall be the number of shares which such holder of shares other than Registrable Securities could have registered but for such limitation, and the denominator of which shall be the total number of shares which all such holders of shares other than Registrable Securities could have registered but for such limitation. The Company shall not grant registration rights to any other holders of securities of the Company that conflict with this Warrant Certificate.

         (iii) The Company is obligated to effect two such registrations of Registrable Securities pursuant to this Section 7(b), the first of which of which shall be at the Company's expense and the second of which shall be at the Securities Holder's expense.

         (iv) Notwithstanding the foregoing, the Company shall not be obligated to effect a demand registration requested pursuant to this Section 7(b) (A) within 120 days after effectiveness of a registration pursuant to demand registration rights in respect of the Registrable Securities or another Person having such rights or (B) within 120 days after effectiveness of a registration referred to in Section 7(c); provided, that (a) the 120-day period referred to in this sentence shall be reduced to the extent that the Company or any of the Company's directors and officers are subject to a shorter "lock-up" period (in which event such time period shall be such shorter time period) and (b) this subsection 7(b)(iv) does not affect the rights of the Securities Holders pursuant to Section 7(c) and provided further that, if a Securities Holder is delayed from effecting a demand registration pursuant to clause (A) or (B) of this subsection 7(b)(iv) for a time period which includes December 31, 2007, the Expiration Date and the Registration Expiration Date shall be automatically extended to a date that is 120 days after the expiration of such 180-day period.

         (c) Company Registration. If the Company at any time proposes to register any of its Common Stock under Securities Act in connection with a public offering of its securities solely for cash proceeds payable to the Company or any shareholder other than a Securities Holder (other than with respect to a registration statement filed on Form S-4, Form S-8 or such other similar form then in effect under the Securities Act), the Company shall, at each such time, promptly give the Securities Holders written notice of such registration. Upon the written request of any Securities Holder mailed within 10 days after the giving of such notice by the Company, the Company shall, subject to the provision of Section 7(g), cause to be registered under the Securities Act all of the Registrable Securities that such Securities Holder has requested to be registered. If a Securities Holder elects to register any Registrable Securities pursuant to this Section 7(c) and the registration pursuant to this
Section 7(c) constitutes an underwritten offering, such Securities Holder shall participate in such underwritten offering pursuant to such registration statement on the same terms and conditions as the most favorable terms and conditions upon which the Company or any owner of shares of Common Stock shall be selling shares registered in such registration statement; provided however, if the managing underwriter of the public offering of shares of Common Stock proposed to be registered by the Company advises any Securities Holders in writing that marketing factors requires a limitation of the number of shares of Common Stock to be underwritten, then the number of shares of Registrable Securities of all Securities Holders electing to exercise participation rights under this subsection (c) and the number of shares of Common Stock of the Company to be sold by any shareholder previously having been granted registration rights by the Company other than a Securities Holder in such underwriting shall be limited pro rata, based on a fraction, the numerator of which shall be the number of shares of Registrable Securities that such Securities Holder shall have requested to be registered under this subsection
(c) or, in the case of such other shareholder, the number of shares of Common Stock that such other shareholder shall have proposed to register but for such limitation and the denominator of which shall be the total number of shares of Common Stock that would have been registered by all such other shareholders and the Securities Holders but for such limitation. Notwithstanding the foregoing, in the case of an offering of Common Stock by the Company, if the Company decides to withdraw such offering, it shall be under no obligation to register any Registrable Securities.

         (d) Registration Procedure. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable:

         (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective for such period, not exceeding six months, as may be necessary for the selling Securities Holders to dispose of the Registrable Securities being offered for sale;

         (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;

         (iii) Furnish to the Securities Holders covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by them;

         (iv) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Securities Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (v) Notify each Securities Holder covered by such registration statement, at any time when prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (vi) Furnish to the Securities Holders, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, if such securities are being sold through underwriters, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

         (vii) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as each Securities Holder shall reasonably request, and use its reasonable best efforts to do any and all other acts and things which may be reasonably necessary or advisable to enable such Securities Holder to consummate the disposition in such jurisdictions in the United States of the Registrable Securities owned by such Securities Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(vii), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and

         (viii) use its reasonable best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

         (e) Furnish Information. The Securities Holders shall promptly furnish to the Company in writing such reasonable information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Securities as shall be required to effect the registration of the Registrable Securities.

         (f) Expenses of Registrations. Except as provided in Section 7(b), all expenses, other than underwriting and brokerage discounts and commissions, relating to Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 7(b) or 7(c) of this Warrant Certificate, including (without limitation) all registration, filing and qualification fees, printers' bills, accounting fees, and the fees and disbursements of counsel for the Company and the Securities Holders, to the extent permitted by applicable law, shall be borne by the Company.

         (g) Underwriting Requirements. In connection with any offering involving an underwriting of shares of Common Stock being issued by the Company, the Company shall not be required under Section 7(c) of this Warrant Certificate to include any Registrable Securities in such underwriting, unless the Securities Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

         (h) Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this Section 7:

         (i) To the extent permitted by law, the Company will indemnify and hold harmless each Securities Holder, the officers and directors of each Securities Holder, any underwriter (as defined in the Securities Act) for such Securities Holder, and each Person, if any, who controls such Securities Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Securities Holder, officer or director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7(h)(i) shall not apply to any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished by such Securities Holder;

         (ii) To the extent permitted by law, the Securities Holders will indemnify and hold harmless the Company, the officers and directors of the Company, any underwriter (as defined in the Securities Act) for the Company, and each Person, if any, who controls the Company or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Securities Holders will reimburse the Company, each such officer or director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7(h)(ii) shall apply only to any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing by the Securities Holder for use in connection with such registration;

         (iii) If the indemnification provided for hereunder is unavailable to or insufficient to hold harmless each indemnified party in respect of any losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) referred to herein, then the Company, or the Securities Holders, as the case may be, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Securities Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Securities Holder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Securities Holders agree that it would not be just and equitable if contribution pursuant to this subsection (iii) were determined by pro rata allocation (even if the Securities Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above in this subsection (iii). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iii) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iii), no indemnified party shall be required to contribute any amount in excess of the amount by which the total amount received by it as a result of the sale of its shares in connection with any registration effected pursuant to this
     Section 7 exceeds the amount of any damage which such indemnified party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the indemnified parties to contribute are several in proportion to their respective numbers of shares being sold and not joint; and

         (iv) Promptly after receipt by an indemnified party under this Section 7(h) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(h), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel. However, the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (A) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (B) the indemnifying party has failed to assume the defense and employ counsel, or
     (C) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Section 7.

         (i) Suspension. Each Securities Holder agrees that, upon receipt of any
(i) notice from the Company of the receipt of an order suspending the effectiveness of any registration statement or the happening of any event of the kind described in Section 7(d)(v) hereof or (ii) notice from the Company that it is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to disclose such information in a registration statement (in each case, such notice being hereinafter referred to as a "Suspension Notice"), such Securities Holder will forthwith discontinue disposition of Registrable Securities pursuant to any registration statement and shall not be entitled to the benefits provided under
(A) Section 7(b) hereof or (B) Section 7(h) hereof with respect to any sales made by it in contravention of this paragraph, until such Securities Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 7(d) or a notice in accordance with Section 17 hereof that any order suspending the effectiveness of any registration statement has been withdrawn, or, in the case of (ii) above, until further notice from the Company that disposition of Registrable Securities may resume, provided that (i) the Company shall not be permitted to give more than three (3) Suspension Notices that collectively shall not suspend the effectiveness of any registration statement for in excess of ninety (90) days in each case in any 365-day period and (ii) any Suspension Notice must be based upon a good faith determination of the Board of Directors of the Company that such Notice is necessary and, if so directed by the Company, such Securities Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Securities Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to any registration statement, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to Section 7(d)(i) of this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Securities Holders shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions or received notice that any order suspending dispositions of the Registrable Securities has been withdrawn.

         Section 8. Option of the Company to Redeem the Warrant Certificate. Upon the exercise of this Warrant Certificate, or any portion thereof, by any Holder, the Company shall have the right to redeem this Warrant Certificate, or such portion thereof, out of funds legally available therefor for a period of 30 days after the Company's receipt of the Subscription Notice. The redemption price for this Warrant Certificate or any portion thereof shall be equal to the aggregate Current Market Value of the Warrant Shares underlying this Warrant Certificate, or such portion being repurchased less the aggregate Warrant Exercise Price for such Warrant Shares and other capital stock, if any (but in no event shall such price be less than $0). Current Market Value shall be determined as of the date of redemption.

         Section 9. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any transfer involved in the issue or delivery of any certificates for Warrant Shares of Common Stock in a name other than that of the Holder hereof or upon any transfer of this Warrant Certificate.

         Section 10. Warrant Holder Not Deemed a Shareholder. No Holder, as such, of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the Holder of the Warrant Shares which he is then entitled to receive upon the due exercise of this Warrant Certificate.

         Section 11. No Limitation on Corporation Action. Subject to the Company's covenants in Section 3 and the application of the adjustments set forth in Section 4, no provisions of this Warrant Certificate and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

         Section 12. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant Certificate, although it may do so in its sole discretion. If more than one Warrant Certificate shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Warrant Certificates so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 12, be issuable upon the exercise of any such Warrant Certificates, the Company shall pay to the Holder an amount in cash equal to the

Current Market Value per share of Common Stock, as determined on the day immediately preceding the date the Warrant Certificate is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

         Section 13. Transfer; Opinions of Counsel.

         (a) This Warrant Certificate shall not be sold, assigned, transferred, pledged or otherwise disposed of without the consent of the Company, which shall not be unreasonably withheld.

         (b) If any sale, assignment, transfer or other disposition may in the opinion of counsel to the Company be effected only with registration under the Securities Act, such Holder shall not be entitled to so transfer this Warrant Certificate unless (x) the Company elects to file a registration statement relating to such proposed transfer and such registration statement has become effective under the Securities Act or (y) the provisions of Section 7 hereof apply.

         Section 14. Exchange of Warrant Certificate. This Warrant Certificate is exchangeable upon the surrender hereof by the Holder at such office or agency of the Company, for one or more new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new Warrant Certificates to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder at the time of such surrender.

         Section 15. Lost, Stolen, Mutilated or Destroyed Warrant Certificate. If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

         Section 16. Representation of Holder. The Holder hereof, by the acceptance hereof, represents that it is acquiring this Warrant Certificate for its own account for investment and not with a view to, or sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, nor with any present intention of distributing any of the same.

         Section 17. Notice. All notices and other communications under this Warrant Certificate shall (a) be in writing (which shall include communications by facsimile), (b) be (i) sent by registered or certified mail, postage prepaid, return receipt requested, by facsimile, or (ii) delivered by hand, (c) be given at the following respective addresses and facsimile and telephone numbers and to the attention of the following Persons:

         (i)      if to the Company, to it at:

                  CONMED Corporation
                  310 Broad Street
                  Utica, New York 13501

                  Telephone No.:  (315) 797-8375
                  Facsimile No.:  (315) 797-0321

                  Attention: Eugene R. Corasanti
                             President

                  with a copy to

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004

                  Telephone No.:  (212) 558-4000
                  Facsimile No.:  (212) 558-3588

                  Attention:  Robert W. Downes, Esq.

         (ii)     if to the Holder, to it at:

                  Bristol-Myers Squibb Company
                  345 Park Avenue
                  New York, New York 10019

                  Telephone No.:  (212) 546-4460
                  Facsimile No.:  (212) 546-4020

                  Attention:  General Counsel
                  with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019

                  Telephone No.:  (212) 474-1000
                  Facsimile No.:  (212) 474-3700

                  Attention:  Susan Webster, Esq.

or at such other address or facsimile or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the fifth Business Day after such communication is deposited in the mail, addressed as above provided, (ii) if given by facsimile, when such communication is transmitted to the appropriate number determined as above provided in this Section 17 and the appropriate answer-back is received or receipt is otherwise acknowledged, (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the person or to the holder of the office specified as the person or officeholder to whose attention communications are to be given, except that notices of a change of address, facsimile or telephone number, shall not be deemed furnished, until received.

         Section 18. Miscellaneous. This Warrant Certificate and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant Certificate are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 19. Supplements and Amendments. The Company by entering into a supplemental agreement (a "Supplemental Agreement") signed by the Company may amend the terms of this Warrant Certificate; provided that any amendment which would adversely affect the interests of the Holders must be approved by Holders of a majority of the then outstanding Warrants. A copy of any Supplemental Agreement shall be mailed by the Company to each Holder within 30 days of its effective date. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Rate would be decreased and the Warrant Exercise Price would be increased (other than in connection with a waiver of any provisions of Section 4 hereof).

         SECTION 20. GOVERNING LAW. THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ITS LAW WITH RESPECT TO CONFLICT OF LAWS), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         Section 21. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.

         Section 22. Date. The date of this Warrant Certificate is December 31, 1997. This Warrant Certificate, in all events, shall be wholly void and of no effect after 5:00 p.m., New York City Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Sections 7 and 13 shall continue in full force and effect after such date as to a Warrant Share or other securities issued upon the exercise of this Warrant Certificate.

         Section 23. Agreement to Be Bound. The Holder hereof, by the acceptance hereof, and each transferee of this Warrant Certificate (pursuant to Section 13 hereof) or holder of Warrant Shares subject to the benefits of this Warrant Certificate, by each such Person's receipt thereof, agrees to be bound by the terms and provisions of this Warrant Certificate.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers and its corporate seal to be hereunto affixed as of the ___ day of ________, 19__.

                                     CONMED CORPORATION


                                     By:
                                        ---------------------------------
                                          Eugene R. Corasanti
                                          President

                                                                       Exhibit A



                               Subscription Notice


              (To Be Executed Upon Exercise of Warrant Certificate)

         The undersigned here irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ___________ shares of Common Stock and hereby tenders payment for such shares to the order of CONMED Corporation in the amount of $______ in accordance with the terms hereof.

         The undersigned requests that a certificate for such shares be registered in the name of _________________, whose address is _________________________ and that such shares be delivered to
________________________________ whose address is_____________________________.

         If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________________, whose address is ______________________________, and that such Warrant Certificate be delivered to ___________________________, whose address is _______________________________________.



                                            -----------------------------
                                                      (Signature)

Date: _______________



         By acceptance of ________ shares of Common Stock of CONMED Corporation represented by the Warrant Certificate, the undersigned registered holder agrees to be bound by all of the provisions of the Warrant Certificate.



                                            -----------------------------
                                            Name:
                                            Title:

Date: _______________


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